UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_______________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2007

Integral Vision, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York (State of other Jurisdiction of Incorporation)	0-12728 (Commission File Number)	38-2191935 (I.R.S. Employer Identification No.)

49113 Wixom Tech Drive, Wixom, Michigan (Address of Principal Executive Offices)		48393 (Zip Code)

Registrant’s telephone number, including area code: 248-668-9230

 Former Name/Address
(Former name or former address, if changed from last report)

________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2)
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02(b) Departure of Director

On August 27, 2007, Dr. Samuel Mallory tendered his resignation as a Director on the Board of Directors of Integral Vision, Inc. (the “Company”) and his position on the Audit Committee, effective August 31, 2007.

Item 5.02(e) Compensatory Arrangement for Certain Executive Officers

On August 30, 2007, the Compensation Committee (the “Committee”) of the Board of Directors of the Company authorized the payment of restricted stock bonuses to the following executive officers, effective as of August 30, 2007, in the amounts and to vest in accordance with the schedule below:

	Andy Blowers,	Jeffrey J. Becker,	Mark R. Doede,	Charles J. Drake,
	Chief Technology	Senior Vice President	Chief Financial	Chief Executive
	Officer		Officer/	Officer
			Chief Operating
			Officer/ President
After 1	100,000	50,000	50,000	200,000
year
After 2	100,000	50,000	50,000	200,000
years

provided, however, that if for any reason the grant recipient ceases to be an employee of the Company prior to the vesting date, the grant will immediately cease to exist.

Notwithstanding the foregoing, the vesting periods may be accelerated at any time in the sole discretion of the Committee.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTEGRAL VISION, INC.

Dated: August 31, 2007	By:	/s/ Mark R. Doede
Mark R. Doede President, Chief Operating Officer and Chief Financial Officer